Exhibit 5.2

355 South Grand Avenue Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com

July 9, 2013 Rentech, Inc. 10877 Wilshire Boulevard, Suite 600 Los Angeles, CA 90024	FIRM / AFFILIATE OFFICES
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Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Rentech, Inc., a Colorado corporation (“Rentech”), in connection with Rentech’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by Rentech of up to $200,000,000 aggregate offering price of (i) shares of Rentech’s common stock, $0.01 par value per share (“Common Stock”), including any rights to acquire Common Stock (“Shareholder Rights”) under Rentech’s Tax Benefit Preservation Plan (the “Applicable Plan”), dated as of August 5, 2011, between Rentech and Computershare Trust Company, N.A. then in effect, if applicable under the terms of the Applicable Plan, (ii) shares of one or more series of Rentech’s preferred stock, $10.00 par value per share (“Preferred Stock”), (iii) one or more series of Rentech’s debt securities (collectively, “Debt Securities”) to be issued under an indenture, dated as of July 9, 2013, between Rentech and Wells Fargo Bank, N.A., as trustee and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) shares of Preferred Stock represented by depositary shares (“Depositary Shares”), (v) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock, (vi) rights (the “Rights”) to purchase shares of Rentech’s Common Stock and/or any of the other Securities (as defined below), (vii) purchase contracts (“Purchase Contracts”) for the purchase and sale of currencies, commodities and debt or equity securities issued by Rentech or third parties and (viii) units (“Units”) consisting of any combination of the other types of Securities in one or more series. The Common Stock (and Shareholder Rights), Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights, Purchase Contracts and Units, plus any additional Common Stock (and

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Shareholder Rights), Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights, Purchase Contracts and Units that may be registered pursuant to any subsequent registration statement that Rentech may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by Rentech contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Rentech and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Colorado law, including the validity of the Common Stock, the Shareholder Rights and the Preferred Stock and the due authorization of the Securities by Rentech are addressed in the opinion of Holland & Hart LLP, separately provided to you. We express no opinion with respect to those matters herein.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of Rentech, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of Rentech, enforceable against Rentech in accordance with their terms.

2. When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of Rentech, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of Rentech, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of Rentech, enforceable against Rentech in accordance with their terms.

3. When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of Rentech, and when the specific terms of a

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particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of Rentech, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of Rentech, enforceable against Rentech in accordance with their terms.

4. When the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of Rentech, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable rights agreement and authorized by all necessary corporate action of Rentech, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of Rentech, enforceable against Rentech in accordance with their terms.

5. When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of Rentech, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of Rentech, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of Rentech, enforceable against Rentech in accordance with their terms.

6. When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of Rentech, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of Rentech, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities comprising such Units have been duly authorized by all necessary corporate action), such Units will be the legally valid and binding obligations of Rentech, enforceable against Rentech in accordance with their terms.

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Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, Depositary Shares, Warrants, Rights, Purchase Contracts, Units, the Applicable Indenture, deposit agreements, warrant agreements, rights agreements, purchase contract agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than Rentech, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration

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statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP
Latham & Watkins LLP